As filed with the Securities and Exchange Commission on April 26, 2011

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington,  D.C. 20549
_______________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________

BOOKS-A-MILLION, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	63-0798460 (IRS Employer Identification No.)

402 Industrial Lane
Birmingham, Alabama 35211
(Address of Principal Executive Offices)
____________________

BOOKS-A-MILLION, INC. 401(K) PROFIT SHARING PLAN
(Full title of the plan)
____________________

Clyde B. Anderson
Chairman, President and Chief Executive Officer
Books-A-Million, Inc.
402 Industrial Lane
Birmingham, Alabama 35211
 (Name and address of agent for service)

(205) 942-3737
(Telephone number, including area code, of agent for service)

____________________
Copies to:

Christopher B. Harmon, Esq.
Maynard, Cooper & Gale, P.C.
1901 Sixth Avenue North, Suite 2400
Birmingham, Alabama 35203
(205) 254-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of  “large accelerated filer,”  “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

                                                   Large accelerated filer  [  ]                                                               Accelerated filer  [  ]
                                                   Non-accelerated filer  [X]                                                                Smaller reporting company  [  ]
                                                   (Do not check if a smaller reporting company)
         ____________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	100,000	$4.33	$433,000	$50.27

(1)
Calculated pursuant to General Instruction E to Form S-8.  Represents the number of additional shares of the Company’s Common Stock reserved for issuance under the Books-A-Million, Inc. 401(k) Profit Sharing Plan.  Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), additional shares of the Company’s Common Stock, which become issuable to prevent dilution from any future stock split, stock dividend or similar transaction, are also being registered.  In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)
For purposes of computing the registration fee only.  Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price per share is based upon the average of the high and low trading prices ($4.33) of the Company’s common stock as reported on The Nasdaq Global Select Market on April 20, 2011.

INFORMATION REQUIRED PURSUANT TO
GENERAL INSTRUCTION E TO FORM S-8

STATEMENT UNDER GENERAL INSTRUCTION E – REGISTRATION OF ADDITIONAL SECURITIES

On April 7, 2000, Books-A-Million, Inc., a Delaware corporation (the “Company”) registered the offer and sale of 200,000 shares of its common stock, par value $0.01 per share (“Common Stock”), to be offered or sold to participants under the Books-A-Million, Inc. 401(k) Profit Sharing Plan, as amended from time to time (the “Plan”), pursuant to a Registration Statement on Form S-8 (File No. 333-34384).

The Board of Directors of the Company has approved an increase in the number of shares available for issuance under the Plan.  This Registration Statement on Form S-8 is being filed pursuant to General Instruction E to Form S-8 (Registration of Additional Securities) in order to register the offer and sale of an additional 100,000 shares of Common Stock, which may be offered or sold to participants under the Plan.

The contents of the Registration Statement on Form S-8 (File No. 333-34384), with respect to 200,000 shares of Common Stock, are hereby incorporated by reference in this Registration Statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Company and the Plan with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement on Form S-8:

(a)           The Company’s Annual Report on Form 10-K (File No. 000-20664) for the fiscal year ended January 29, 2011, filed with the Securities and Exchange Commission on April 14, 2011, and the Plan’s Annual Report on Form 11-K (File No. 000-20664) for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission on February 22, 2011.

(b)           The Company’s Current Report on Form 8-K (File No. 000-20664), filed with the Securities and Exchange Commission on March 22, 2011.

(c)           The Company’s Current Report on Form 8-K (File No. 000-20664), filed with the Securities and Exchange Commission on March 25, 2011.

(d)           The description of the Company’s Common Stock contained in the Company’s Registration Statement on S-1 (File No. 033-52256), including any amendment or report filed for the purposes of updating such description.

In addition, all documents subsequently filed by the Company or the Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (excluding any portion thereof furnished under Item 2.02 or 7.01 of Form 8-K), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement on Form S-8 and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

5.1	Opinion of Counsel.
23.1	Consent of Independent Registered Public Accounting Firm – Grant Thornton LLP.
23.2	Consent of Counsel (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature pages to the Registration Statement).
In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, and an Internal Revenue Service (“IRS”) determination letter or opinion letter, as applicable, that the Plan is qualified under Section 401 of the Internal Revenue Code, the registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings.

1.            The undersigned registrant hereby undertakes:

(a)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(a)(i) and 1(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on April 26, 2011.

                                                      BOOKS-A-MILLION, INC.

/s/ Clyde B. Anderson
                                                      By: Clyde B. Anderson
                                                      Its:  Chairman, President and Chief Executive Officer

Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints Clyde B. Anderson as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this Registration Statement on Form S-8, including any post-effective amendments, as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might and could do in person hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

                                                    /s/ Clyde B. Anderson                                       Chairman, President and Chief Executive                                 April 26, 2011
                                                    Clyde B. Anderson                                             Officer (Principal Executive Officer)

                                                    /s/ Brian W. White                                             Chief Financial Officer                                                                 April 26, 2011
                                                    Brian W. White                                                    (Principal Financial
                                                       and Accounting Officer)

                                                    /s/ Douglas G. Markham                                    Executive Vice President, Chief                                                 April 26, 2011
                                                    Douglas G. Markham                                          Administrative Officer and Secretary

                                                    /s/ Terry C. Anderson                                        Director                                                                                          April 26, 2011
                                                    Terry C. Anderson

                                                    /s/ Ronald G. Bruno                                            Director                                                                                          April 26, 2011
                                                    Ronald G. Bruno

                                                    /s/ Albert C. Johnson                                        Director                                                                                          April 26, 2011
                                                    Albert C. Johnson

                                                    /s/ J. Barry Mason                                              Director                                                                                          April 26, 2011
                                                    J. Barry Mason

                                                    /s/ William H. Rogers, Jr.                                   Director                                                                                         April 26, 2011
                                                    William H. Rogers, Jr.

Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on April 26, 2011.

                                                      BOOKS-A-MILLION, INC. 401(K) PROFIT SHARING PLAN

                                                      By: Books-A-Million, Inc. – Plan Administrator

/s/ Clyde B. Anderson
                                                      By: Clyde B. Anderson
                                                      Its:  Chairman, President and Chief Executive Officer

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION

5.1	Opinion of Counsel.
23.1	Consent of Independent Registered Public Accounting Firm – Grant Thornton LLP.
23.2	Consent of Counsel (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature pages to the Registration Statement).